FOR IMMEDIATE RELEASE

Contact for Brooklyn Union:                  Contact for LILCO:
    Media:  Robert Loftus / Robert Mahony    Media:     Elaine Davis
            718-403-2503 / 718-403-2522                 516-545-5052

    Investors:  Jan Childress                Investors: William Catacosinos, Jr.
                718-403-3382                            516-545-4688

                           Contact for LIPA: Seth Hulkower
                                              516-222-7700


          BROOKLYN UNION AND LILCO ANNOUNCE AGREEMENT-IN-PRINCIPLE WITH
                           LONG ISLAND POWER AUTHORITY
          ------------------------------------------------------------

         New York (March 19, 1997) -- The Brooklyn Union Gas Company (NYSE: BU) and The Long Island Lighting Company (LILCO) (NYSE: LIL) today announced that they have reached an agreement-in-principle with the Long Island Power Authority
(LIPA), under which LIPA would acquire LILCO's electric transmission and distribution system, substantially all of its regulatory assets and its share of the Nine Mile Point 2 nuclear plant through a stock purchase from the holding company to be formed by Brooklyn Union and LILCO. The holding company, which has not yet been named, would include the entire operations of Brooklyn Union, and LILCO's natural gas distribution system, non-nuclear electric generating assets and certain other assets.

         The parties contemplate that LIPA would acquire the stock for approximately $2.5 billion in cash. It is anticipated that the purchase of stock by LIPA will result in proceeds to the combined company of approximately $1.7 billion to $1.9 billion after payment of taxes and other short-term liabilities. Of the $4.5 billion of LILCO debt anticipated to be outstanding at the time of the closing, approximately $3.6 billion will be assumed or refinanced by LIPA, and the balance will become the obligation of the combined company or one or more of its subsidiaries. It is also currently anticipated that $363 million of the $702 million of the LILCO preferred stock anticipated to be outstanding at the time of the closing will be exchanged for preferred stock of the combined company or one of its subsidiaries, and the balance will be redeemed by LIPA. LIPA anticipates financing the transaction through the issuance of tax-exempt bonds.


                                    - more -

         The transaction is subject to negotiation and the signing of a definitive agreement, and the approval of the Boards of Directors of Brooklyn Union and LILCO and the LIPA Board of Trustees. It is anticipated that the definitive agreement will be subject to certain conditions, including the receipt of certain tax rulings and customary regulatory approvals. The companies noted that they are hopeful that a definitive agreement can be reached, and that all necessary approvals and rulings can be obtained within 18 months from the signing of the definitive agreement.

         Dr. William J. Catacosinos, LILCO chairman and chief executive officer, said, "This agreement achieves our objective of providing significant rate reductions for our customers, while protecting the interests of our investors and employees. The new company will be well positioned to take full advantage of the emerging competitive energy market."

         Mr. Robert B. Catell, Brooklyn Union chairman and chief executive officer, said, "The transaction we announced in December between Brooklyn Union and LILCO was a positive development for customers and shareholders. An agreement with LIPA, and its acquisition of LILCO's regulatory assets, would make the combined company even stronger and better positioned for competition. We will be prepared to provide a true range of competitive energy products and services to customers in New York City and on Long Island."

         Shareholders of Brooklyn Union and LILCO will receive a proxy statement on the Brooklyn Union/LILCO share exchange, which was announced on December 29, 1996. The proxy statement will contain detailed information about the LIPA transaction. The closing of the Brooklyn Union/LILCO share exchange agreement is not contingent on the consummation of a transaction with LIPA.

         The Brooklyn Union/LILCO share exchange agreement provides that if a transaction with LIPA, acceptable to Brooklyn Union and LILCO, is completed, the exchange ratio in the Brooklyn Union/LILCO share exchange will be adjusted with the effect that ownership of the LILCO shareholders in the combined company will increase from approximately 66% to approximately 68%. The number of shares of the new company that each share of LILCO will be exchanged for will be increased from .803 to .880 shares if a LIPA transaction is consummated. In either case, each share of Brooklyn Union will be exchanged for one share of the new company.

         The agreement-in-principle provides that the combined company would enter into a Management Services Agreement with LIPA to manage LIPA's assets, including its electric transmission and distribution system, and to ensure system reliability, including storm restoration. LIPA would have ultimate responsibility, authority and control over the assets and operation of the transmission and distribution system. The initial term of the Management Services Agreement will be eight years. Thereafter, the management of LIPA's assets would be awarded through a competitive bidding process. The combined company agrees to honor existing labor contracts.


                                    - more -

         Additionally, LIPA and the combined company would enter into a Power Supply Agreement under which the combined company would supply and manage a portion of LIPA's power requirements for an initial period of 15 years. Under the agreement, LIPA would purchase the approximately 3,900 megawatts of Long Island generation capacity currently owned by LILCO. LIPA would also assume all existing LILCO contracts for firm power purchases and transmission agreements.

         The Power Supply Agreement will have a capacity "ramp down" option beginning in year seven in an aggregate potential reduction amount of approximately 1,500 megawatts. At the end of the initial 15-year contract period, LIPA would have the option of renewing the Power Supply Agreement for all capacity upon which it has not exercised its "ramp down" option. In addition, after the third year, LIPA will have a one-year window in which it could purchase all of the generating assets for fair market value.

         A transaction under a Brooklyn Union-LILCO-LIPA agreement would most likely be accounted for as a purchase, as opposed to the previously announced Brooklyn Union/LILCO share exchange agreement which is intended to be accounted for as a pooling of interests. Brooklyn Union and LILCO expect to continue their current dividend policies until a transaction is consummated.

         The Brooklyn Union-LILCO-LIPA transaction must be approved or reviewed by various regulatory agencies including: Public Authorities Control Board, New York State Public Service Commission, Federal Energy Regulatory Commission, Nuclear Regulatory Commission and the Securities and Exchange Commission.

         With the closing of the transaction, the Shoreham property tax lawsuit between LILCO and various taxing authorities in Suffolk County would be settled by LIPA and those taxing authorities.

         Brooklyn Union, with 3,000 employees, distributes natural gas to 1.1 million customers in the New York City boroughs of Brooklyn and Staten Island and in two-thirds of the borough of Queens. Brooklyn Union's service territory covers 187 square miles with a population of approximately 4 million people. Brooklyn Union has energy-related investments in gas exploration, production and marketing domestically and internationally, as well as energy services in the United States, including cogeneration products, pipeline transportation and gas storage facilities.

         LILCO's 5,400 employees provide electric and gas service to more than 1 million customers in Nassau and Suffolk Counties and on the Rockaway Peninsula in Queens County. LILCO's service territory covers 1,230 square miles with a population of approximately 2.7 million people.

         The Long Island Power Authority is a corporate agency of the State of New York and was created by State legislation enacted in 1986 with the authority to acquire LILCO. LIPA is governed by a 15 member Board of Trustees. Nine of the Trustees, including the Chairman, Frank Zarb, are appointed by the Governor, three of the Trustees are appointed by the Senate Majority Leader, and three of the Trustees are appointed by the Assembly Speaker.

                                      # # #

                     TRANSACTION STRUCTURE CONTEMPLATED BY
                           BROOKLYN UNION-LILCO-LIPA

LIPA would acquire LILCO's electric transmission and distribution system, substantially all of its regulatory assets and its share of the Nine Mile Point 2 nuclear plant through a stock purchase from the holding company to be formed by Brooklyn Union and LILCO. The holding company, which has not yet been named, would be comprised of the entire operations of Brooklyn Union, and LILCO's natural gas distribution system, non-nuclear electric generating assets and certain other assets.

The  combined company would enter into a Management Services Agreement with LIPA
     to  manage  LIPA's  assets,   including  its  electric   transmission   and
     distribution system.

LIPA and the combined company would enter into a Power Supply Agreement under which the combined company would supply and manage a portion of LIPA's power requirements.




------------------------------------                   -------------
| Shareholders of Combined Company  |                  |   LIPA     |
|     (Former Shareholders of       |                  |Tax-Exempt  |
|    Brooklyn Union and LILCO)      |                  |Bondholders |
------------------------------------                    -----------
                                                                |
------------------------------------                            |
|                                   |                           |
|          COMBINED COMPANY         |                           |
|           (To Be Named)           |                           |
|------------------------------------                           |
            |                 |                         |------------------|
            |                 |                      /--|                  |
            |                 |                     /   |                  |
        Subsidiary        Subsidiary               /    |      LIPA        |
            |                 |                   /     |                  |
            |                 |       Management /      |                  |
            |                 |        Services         |                  |
  ---------------------       |          and            |                  |
  |                   |       |       Power Supply      |----------------- |
  |     Brooklyn      |       |      /  Agreements               |
  |      Union        |       |     /                            |
  |                   |       |    /                        Subsidiary
  ---------------------       |   /                              |
                              |  /                               |
| -------------------------------------|  | ----------------------------------|
|                                      |  |                LILCO              |
|            NewCo                     |  | o LILCO Electric Transmission and |
| o LILCO Natural Gas Distribution     |  |    Distribution                   |
| o LILCO Non-Nuclear Generation Assets|  | o Nine Mile Point 2               |
| o Certain Other LILCO Assets         |  | o Regulatory Assets               |
| -------------------------------------|  | o IPP/Power Supply Contracts      |
                                          | ----------------------------------|